Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Frequency Therapeutics, Inc. of our report dated March 26, 2020, relating to the consolidated financial statements, of Frequency Therapeutics, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Frequency Therapeutics, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” and in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

November 16, 2020